EXHIBIT 99.1

[COSI LOGO]

CONTACT:    William Koziel
            (847) 597-8800

                  Cosi, Inc. Reports 2009 First Quarter Results

DEERFIELD, IL - May 8, 2009 - Cosi, Inc. (NASDAQ: COSI), the premium convenience restaurant company, today reported a net loss for the first quarter ended March 30, 2009 of $(3,326,000), or $(0.08) per basic and diluted common share, compared with a net loss of $(3,028,000), or $(0.08) per basic and diluted common share, for the 2008 first quarter. Excluding the effect of discontinued operations, Cosi's net loss per basic and diluted common share in the 2009 and 2008 first quarters was $(0.08) and $(0.07), respectively.

Cosi's total revenues for the 2009 first quarter decreased 13.6% to $28,666,000 from $33,191,000 in the 2008 first quarter.

James Hyatt, Cosi's President and Chief Executive Officer, said, "While the impact of the economy on consumer and business spending has created a very difficult environment for Cosi and the restaurant industry in general, our team remains intensely focused on working collaboratively with our franchise partners to drive sales and improve operating margins, while remaining diligent about controlling administrative costs."

2009 First Quarter Financial Performance and Restaurant Economics

Contributing to Cosi's aforementioned 13.6% decrease in first quarter revenues as compared to the 2008 first quarter revenues was the decline of the Company's restaurant net sales to $28,124,000 from $32,459,000 in the prior year quarter due primarily to an 11.3% decrease in comparable restaurant net sales as well as the impact of closing six locations since the first quarter of 2008. The comparable sales decline was comprised of a 9.3% decrease in traffic and a 2.0% decrease in average check. Franchise fees and royalties decreased by $190,000 to $542,000 in the first quarter of fiscal 2009 from $732,000 in the 2008 first quarter due primarily to lower fees resulting from seven fewer new franchise unit openings in the first quarter of 2009 as compared to the 2008 first quarter.

For the first quarter, Cosi reported a 400 basis point increase in costs and expenses related to Company-owned restaurant operations as a percentage of restaurant net sales compared with the first quarter of 2008. The increase resulted from a 290 and 210 basis point increase, as a percentage of net sales, in labor and related benefits and occupancy and other restaurant operating expenses, respectively, due primarily to the impact of the comparable restaurant net sales decrease on the fixed portion of these costs during the period. The increase was partially offset by a 100 basis point improvement in the cost of food and beverage in the first quarter of 2009 as compared to the first quarter of 2008 as the Company saw commodity costs for wheat and dairy products as well as fuel decline year-over-year.

During the same period, the Company improved by 140 basis points its general and administrative expenses as a percentage of total revenues, to $3,969,000 or 13.8% from $5,038,000 or 15.2% in the 2008 first quarter.

Cosi reported that as of March 30, 2009 it had cash, cash equivalents, and short-term investments of $4,576,000 and virtually no debt other than lease obligations.

Development Performance

Cosi finished the first quarter with a total of 145 locations consisting of 97 Company-owned locations and 48 franchised locations. During the 2009 first quarter, one franchise location was opened in the United Arab Emirates. Four Company-owned and three franchise locations were closed during the quarter.

Subsequent to the end of the first quarter, one additional franchise location opened at Georgetown University in Washington, D.C. and one franchise location in Florida closed. Also, the Company entered into an agreement to purchase from a franchisee one franchise location in Minnesota and at the same time entered into a management agreement with the same franchisee to operate their one remaining franchise location in Minnesota.

Investor Teleconference

As previously announced, Cosi has temporarily suspended its quarterly investor conference call. Management has continued to focus all of its efforts on creating shareholder value by driving revenue growth, improvements in operating margin and continued reductions in general and administrative expenses while also supporting the continued long-term growth of our franchise system.

About Cosi, Inc.

Cosi (http://www.getcosi.com) is a national premium convenience restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants. Cosi's warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 98 Company-owned and 47 franchise restaurants operating in eighteen states, the District of Columbia and the United Arab Emirates. The Cosi vision is to become America's favorite premium convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Cosi menu features Cosi sandwiches, freshly tossed salads, melts, soups, Cosi bagels, flatbread pizzas, S'mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Cosi restaurants are designed to be welcoming and comfortable with an eclectic environment. Cosi's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

"Cosi," "Cosi ( w/hearth design)," "Simply Good Taste" and related marks are registered trademarks of Cosi, Inc.

Copyright (C) 2008 Cosi, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages or interruptions; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; expansion into new markets including foreign markets; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; cost effective and timely planning, design and build-out of restaurants; our ability to attract and retain qualified franchisees; the availability and cost of additional financing, both to fund our existing operations and to open new restaurants; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; the reliability of our customer and market studies; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required governmental approvals and permits; our ability to create customer awareness of our restaurants in new markets; market saturation due to new restaurant openings; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

    Additional information is available on the company's website at http://www.getcosi.com in the investor relations section.

                                   Cosi, Inc.
                           Consolidated Balance Sheets
                   As of March 30, 2009 and December 29, 2008
             (dollars in thousands, except share and per share data)

                                                                        March 30, 2009     December 29, 2008
                                                                      -----------------    -----------------
                                                                         (Unaudited)            (Note 1)
Assets
Current assets:
      Cash and cash equivalents                                       $           4,576    $           5,589
      Accounts receivable, net                                                      644                  916
      Inventories                                                                   899                  998
      Prepaid expenses and other current assets                                   3,254                3,650
                                                                      -----------------    -----------------
                Total current assets                                              9,373               11,153

Furniture and fixtures, equipment and leasehold improvements, net                27,929               29,779
Intangibles, security deposits and other assets, net                              1,808                1,849
                                                                      -----------------    -----------------
                Total assets                                          $          39,110    $          42,781
                                                                      =================    =================

Liabilities and Stockholders' Equity
Current liabilities:
      Accounts payable                                                $           3,353    $           3,378
      Accrued expenses                                                            9,690                9,835
      Deferred franchise revenue                                                    149                  149
      Current liabilities of discontinued operations                                  4                    4
      Current portion of other long-term liabilities                                438                  668
                                                                      -----------------    -----------------
                Total current liabilities                                        13,634               14,034

      Deferred franchise revenue                                                  2,545                2,545
      Other long-term liabilities, net of current portion                         6,937                7,176
                                                                      -----------------    -----------------
                Total liabilities                                                23,116               23,755
                                                                      -----------------    -----------------

Commitments and contingencies

Stockholders' equity:
      Common stock - $.01 par value; 100,000,000 shares authorized,
      40,661,164 and 40,663,189 shares issued, respectively                         407                  407
      Additional paid-in capital                                                276,887              276,593
      Treasury stock, 239,543 shares at cost                                     (1,198)              (1,198)
      Accumulated deficit                                                      (260,102)            (256,776)
                                                                      -----------------    -----------------
                Total stockholders' equity                                       15,994               19,026
                                                                      -----------------    -----------------
                Total liabilities and stockholders' equity            $          39,110    $          42,781
                                                                      =================    =================

The accompanying notes are an integral part of these consolidated financial statements.

                                   Cosi, Inc.
                      Consolidated Statements of Operations
       For the Three Month Periods Ended March 30, 2009 and March 31, 2008
             (dollars in thousands, except share and per share data)

                                                                                 Three Months Ended
                                                                           March 30,            March 31,
                                                                             2009                 2008
                                                                      ------------------   ------------------
                                                                          (Unaudited)          (Unaudited)
Revenues:
Restaurant net sales                                                  $           28,124   $           32,459
Franchise fees and royalties                                                         542                  732
                                                                      ------------------   ------------------
        Total revenues                                                            28,666               33,191
                                                                      ------------------   ------------------

Costs and expenses:
Cost of food and beverage                                                          6,237                7,536
Restaurant labor and related benefits                                             10,609               11,311
Occupancy and other restaurant operating expenses                                  8,967                9,680
                                                                      ------------------   ------------------
                                                                                  25,813               28,527
General and administrative expenses                                                3,969                5,038
Depreciation and amortization                                                      1,964                2,111
Restaurant pre-opening expenses                                                        4                   28
Closed store costs                                                                    43                   32
Lease termination expense                                                            202                  243
                                                                      ------------------   ------------------
        Total costs and expenses                                                  31,995               35,979
                                                                      ------------------   ------------------

        Operating loss                                                            (3,329)              (2,788)

Interest income                                                                        1                   45
Interest expense                                                                      (1)                  (1)
Other Income                                                                           3                   --
                                                                      ------------------   ------------------
        Loss from continuing operations                                           (3,326)              (2,744)
Discontinued operations:
        Loss from discontinued operations                                             --                 (284)
                                                                      ------------------   ------------------

        Net loss                                                      $           (3,326)  $           (3,028)
                                                                      ==================   ==================

Per Share Data:
     Loss per share, basic and diluted
        Continuing operations                                         $            (0.08)  $            (0.07)
        Discontinued operations                                       $               --   $            (0.01)
                                                                      ------------------   ------------------
        Net loss                                                      $            (0.08)  $            (0.08)
                                                                      ==================   ==================

     Weighted average shares outstanding:                                     40,261,278           39,930,253
                                                                      ==================   ==================

The accompanying notes are an integral part of these consolidated financial statements.

Cosi, Inc.
Results of Operations as a Percent of Revenues

                                                                                 Three Months Ended
                                                                      --------------------------------------
                                                                         March 30, 2009       March 31, 2008
                                                                      -----------------    -----------------
Revenues:
Restaurant net sales                                                               98.1%                97.8%
Franchise fees and royalties                                                        1.9                  2.2
                                                                      -----------------    -----------------
         Total revenues                                                           100.0                100.0
                                                                      -----------------    -----------------
Cost and expenses:
Cost of food and beverage (1)                                                      22.2                 23.2
Restaurant labor and related benefits (1)                                          37.7                 34.8
Occupancy and other restaurant operating expenses (1)                              31.9                 29.8
                                                                      -----------------    -----------------
                                                                                   91.8                 87.8
General and administrative expenses                                                13.8                 15.2
Depreciation and amortization                                                       6.9                  6.4
Restaurant pre-opening expenses                                                      --                  0.1
Closed store costs                                                                  0.2                  0.1
Lease termination expense                                                           0.7                  0.7
                                                                      -----------------    -----------------
         Total costs and expenses                                                 111.6                108.4
                                                                      -----------------    -----------------
         Operating loss                                                           (11.6)                (8.4)
Interest income                                                                      --                  0.1
Interest expense                                                                     --                   --
Other income                                                                         --                   --
                                                                      -----------------    -----------------
         Loss from continuing operations                                          (11.6)                (8.3)
Discontinued operations:
         Loss from discontinued operations                                           --                 (0.8)
                                                                      -----------------    -----------------
         Net loss                                                                 (11.6)%               (9.1)%
                                                                      =================    =================

(1) These are expressed as a percentage of restaurant net sales versus all other items expressed as a percentage of total revenues.

Cosi, Inc.
System Wide Restaurants

                                                           For the Three Months Ended
                                                 March 30, 2009                   March 31, 2008
                                     ---------------------------------  -----------------------------------
                                      Company-                          Company-
                                       Owned     Franchise     Total      Owned       Franchise     Total
                                     ---------   ---------   ---------  --------      ---------   ---------
Restaurants at beginning of period         101          50         151       107 (a)         34         141
New restaurants opened                      --           1           1        --              8           8
Restaurants permanently closed               4           3           7         5             --           5
                                     ---------   ---------   ---------   -------      ---------   ---------
Restaurants at end of period                97          48         145       102             42         144
                                     =========   =========   =========   =======      =========   =========

(a) Includes three locations that are classified as discontinued operations